Exhibit 21-A

Name of Subsidiary	State or Country of Incorporation
1250895 Ontario Ltd.	Canada (dormant)
Azlan European Finance Limited	UK
Azlan GmbH	Germany
Azlan Group Limited	UK
Azlan Limited	UK
Azlan Logistics Limited	UK
Azlan Norge A/S	Norway
Azlan Overseas Holdings Ltd	UK
Azlan SAS	France
Azlan Scandinavia AB	Sweden
Azlan VAD s.r.o.	Czech Republic
Computer 2000 S.L.	Spain (Dormant)
Computer 2000 Distribution Ltd.	UK
Computer 2000 Immobilien-und-Beteiligungsverwaltungs Gesellschaft m.b.H.	Austria
Computer 2000 Portuguesa Lda.	Portugal
Computer 2000 Publishing AB	Sweden (dormant)
Datatechnology Datech Ltd.	UK (dormant)
Datech 2000 Ltd.	UK (non-trading)
Datech de Servicios Tecnologicos S.L.	Spain (dormant)
ENS Datensysteme GmbH	Germany
ENS Datensysteme Vertrieb GmbH	Germany
Expander Express AB	Sweden (dormant)
Expander Informatic AB	Sweden (dormant)
Expander Technical AB	Sweden (dormant)
Frontline Distribution Ltd.	UK (non-trading)
Frontline Distribution (Ireland) Ltd.	Ireland (dormant)
Globelle Computer Brokers N.V.	Netherlands Antilles
Globelle Netherland Holding B.V.	Netherlands
Horizon Technical Services (UK) Limited	UK
Horizon Technical Services AB	Sweden
Managed Training Services Limited	UK
Maneboard Ltd	UK
Quadrangle Technical Services Ltd	UK
Soft Europe SAS	France
TD Brasil, Ltda.	Brazil
TD Facilities, Ltd. (Partnership)	Texas
TD Fulfillment Services, LLC	Florida
TD Tech Data AB	Sweden
TD United Kingdom Acquisition Limited	UK
Tech Data (Netherlands) B.V.	Netherlands
Tech Data (Schweiz) GmbH	Switzerland
Tech Data (T.D.) Israel, Ltd.	Israel
Tech Data Canada Corporation	Canada – Nova Scotia
Tech Data Canarias, S.C.	Gran Canaria
Tech Data Chile S.A.	Chile
Tech Data Corporation (“TDC”)	Florida
Tech Data Denmark ApS	Denmark
Tech Data Deutschland GmbH	Germany
Tech Data Distribution s.r.o.	Czech Republic
Tech Data Education, Inc.	Florida
Tech Data Espana S.L.U.	Spain
Tech Data Europe GmbH	Germany
Tech Data European Distribution N.V.	Belgium (dormant)
Tech Data European Management GmbH	Germany
Tech Data Finance Partner, Inc.	Florida
Tech Data Finance SPV, Inc.	Delaware

Tech Data Finland OY	Finland
Tech Data Florida Holding, LLC	Florida
Tech Data Florida Services, Inc.	Florida
Tech Data France Holding Sarl	France
Tech Data France SAS	France
Tech Data FZ LLC	United Arab Emirates, Dubai, Internet City Free Zone
Tech Data GmbH & Co OHG	Germany (non-trading)
Tech Data Information Technology GmbH	Germany
Tech Data Distribution De Productos Informaticos S.L.	Spain (dormant)
Tech Data Global Finance LP	Cayman Islands
Tech Data International Sárl	Switzerland
Tech Data Italia s.r.l.	Italy
Tech Data Latin America, Inc.	Florida
Tech Data Lateinamerika Holding GmbH	Germany (dormant)
Tech Data LLC	United Arab Emirates, Dubai (dormant)
Tech Data Ltd	UK (non-trading)
Tech Data Luxembourg Sárl	Luxembourg
Tech Data Marne SNC	France
Tech Data Midrange GmbH	Germany (non-trading)
Tech Data Mexico S. de R. L. de C. V.	Mexico
Tech Data Netherland B.V.	Netherlands
Tech Data Norway AS	Norway (dormant)
Tech Data Österreich GmbH	Austria
Tech Data Peru S.A.C.	Peru
Tech Data Polska Sp.z.o.o.	Poland
Tech Data Product Management, Inc.	Florida
Tech Data Resources, LLC	Delaware
Tech Data Strategy GmbH	Germany
Tech Data Tennessee, Inc.	Florida
Tech Data Uruguay S.A.	Uruguay